UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2011

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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  Item 8.01  Other Events

On December 1, 2011, Gaming Partners International Corporation (the “Company”) issued a press release announcing a program to repurchase up to five percent (5%), or approximately 410,000 shares, of the Company’s outstanding common stock.  Repurchases will be made from time to time in open market or in privately negotiated transactions.  The timing and amount of share repurchases will be determined by the Company’s management based on its evaluation of market conditions, the trading price of the stock, applicable legal requirements, and other factors, subject to periodic approval of the Board of Directors.  This program does not obligate the Company to acquire any particular amount of common stock or to acquire shares within any particular timetable and the program may be suspended at any time at the Company’s discretion.  The press release is furnished as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1                      Press release dated December 1, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation

Date: December 1, 2011
	By:	/s/ Gerald W. Koslow
Gerald W. Koslow Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release dated December 1, 2011.